Exhibit 99.1

CLENE ANNOUNCES $4 MILLION REGISTERED DIRECT OFFERING

●	Investment led by Clene’s Chairman of the Board of Directors, alongside founding investor Kensington Capital Holdings, Clene’s Chief Executive Officer and other existing shareholders
●	$4 million registered direct offering priced at market under Nasdaq rules
●	Proceeds are expected to be sufficient to fund the Company to mid-first quarter 2027

SALT LAKE CITY, Sept. 15, 2026 (GLOBE NEWSWIRE) -- Clene Inc. (Nasdaq: CLNN), a clinical-stage biotechnology company focused on ALS, today announced the pricing of a registered direct offering of 1,219,513 shares at a purchase price of $3.28 per share to existing shareholders, including insiders, with total gross proceeds of $4 million. The offering is expected to close on September 17, 2026.

The offering was led by Clene’s Chairman of the Board of Directors, David Matlin, alongside founding investor Kensington Capital Holdings, Clene’s Chief Executive Officer and other existing shareholders.

The offering is expected to provide Clene with sufficient cash to fund its operations through mid-first quarter 2027.

The offering is being made without a placement agent, underwriter, broker or dealer. Clene intends to use the proceeds, together with its existing cash, for expenses primarily related to general corporate purposes, including to fund the effort supporting the continued regulatory dialogue and preparation of regulatory filings for CNM-Au8, including expanded access protocols, potential future commercialization efforts and manufacturing expansion.

The offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-286058), previously filed with the Securities and Exchange Commission (SEC) under the Securities Act of 1933, as amended. A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC's website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the shares of common stock. Clene will not sell any of the shares of common stock in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Clene

Clene Inc. (Nasdaq: CLNN), along with its subsidiaries, “Clene” and its wholly owned subsidiary Clene Nanomedicine, Inc., is a late clinical-stage biopharmaceutical company focused on improving mitochondrial health and protecting neuronal function to treat neurodegenerative diseases, including amyotrophic lateral sclerosis, Parkinson’s disease, and multiple sclerosis. CNM-Au8® is an investigational first-in-class therapy that improves central nervous system cells’ survival and function via a mechanism that targets mitochondrial function and the NAD pathway while reducing oxidative stress. CNM-Au8® is a federally registered trademark of Clene Nanomedicine, Inc. The company is based in Salt Lake City, Utah, with R&D and manufacturing operations in Maryland. For more information, please visit www.clene.com or follow us on X (formerly Twitter) and LinkedIn.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, which are intended to be covered by the “safe harbor” provisions created by those laws. Clene’s forward-looking statements include, but are not limited to, statements regarding the timing of the closing of the offering. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements represent our views as of the date of this press release and involve a number of judgments, risks and uncertainties. We anticipate that subsequent events and developments will cause our views to change. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include general market conditions, whether clinical trials demonstrate the efficacy and safety of our drug candidates to the satisfaction of regulatory authorities, or do not otherwise produce positive results which may cause us to incur additional costs or experience delays in completing, or ultimately be unable to complete the development and commercialization of our drug candidates; the clinical results for our drug candidates, which may not support further development or marketing approval; the post hoc and exploratory nature of the biomarker analyses described in this press release, which were not prespecified, were not adjusted for multiplicity, and are based on small patient numbers, and which may not be predictive of results in future trials; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials and marketing approval; our ability to achieve commercial success for our drug candidates, if approved; our limited operating history and our ability to obtain additional funding for operations and to complete the development and commercialization of our drug candidates; and other risks and uncertainties set forth in “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to rely unduly upon these statements. All information in this press release is as of the date of this press release. The information contained in any website referenced herein is not, and shall not be deemed to be, part of or incorporated into this press release.

Investor Contact: Kevin Gardner, LifeSci Advisors; kgardner@lifesciadvisors.com; 617-283-2856

Media Contact: Caroline Wagner, FTP; CWagner@ftpadvocacy.com; (267) 294-6563